EXHIBIT 10.39























                               PURCHASE AGREEMENT


                                  by and among


                                  Kronos, Inc.,
                                as the Purchaser,


                                       and


                              Big Bend Holdings LLC
                                       and
                        Contran Insurance Holdings, Inc.,
                                   as Sellers





                                 January 4, 2002




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                                TABLE OF CONTENTS


Section 1.  Defined Terms......................................................1

Section 2.  Agreement to Sell and Purchase.....................................4

Section 3.  Purchase Price.....................................................4

Section 4.  The Closing........................................................4
   (a)  Time and Place.........................................................4
   (b)  Obligations of Sellers at the Closing..................................5
   (c)  Obligation of the Purchaser at the Closing.............................5

Section 5.  Representations and Warranties of the Sellers......................5
   (a)  Status.................................................................5
   (b)  Authorization..........................................................6
   (c)  No Violation...........................................................6
   (d)  Ownership..............................................................6
   (e)  Brokers' Fees..........................................................6

Section 6.  Representations and Warranties of the Purchaser....................6
   (a)  Status.................................................................6
   (b)  Authorization..........................................................6
   (c)  No Violation...........................................................7
   (d)  Brokers' Fees..........................................................7
   (e)  Company Review.........................................................7

Section 7.  Representations and Warranties Concerning the Companies............8
   (a)  Status.................................................................8
   (b)  No Violation...........................................................8
   (c)  Brokers' Fees..........................................................8
   (d)  Capitalization.........................................................8
   (e)  Records................................................................9
   (f)  Company Subsidiaries...................................................9
   (g)  Financial Statements...................................................9
   (h)  Subsequent Events......................................................9
   (i)  Legal Compliance......................................................10
   (j)  Tax Matters...........................................................11
   (k)  Title to and Condition of Assets......................................11
   (l)  Real Property.........................................................12
   (m)  Contracts.............................................................12
   (n)  Insurance.............................................................13
   (o)  Litigation............................................................13
   (p)  Labor; Employees......................................................14
   (q)  Employee Benefits.....................................................14
   (r)  Environmental, Health, and Safety Matters.............................14
   (s)  Customers.............................................................14

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   (t)  Permits...............................................................14
   (u)  Foreign Corrupt Practices Act Compliance..............................15

Section 8.  Indemnification...................................................15
   (a)  Indemnification Provisions for the Purchaser's Benefit................15
   (b)  Indemnification Provisions for the Sellers' Benefit...................16
   (c)  Indemnification Claim Procedures......................................16
   (d)  Notice of Claim.......................................................16
   (e)  Limitations on Indemnification Liability..............................17
   (f)  Other Indemnification Provisions......................................17

Section 9.  Miscellaneous.....................................................17
   (a)  Transfer Taxes........................................................17
   (b)  Binding Effect, Benefits..............................................17
   (c)  Notices...............................................................18
   (d)  Entire Agreement; Amendment...........................................18
   (e)  Headings..............................................................18
   (f)  Attorneys' Fees.......................................................18
   (g)  Governing Law.........................................................18
   (h)  Severability..........................................................18
   (i)  Further Assurances....................................................18
   (j)  Counterparts..........................................................18
   (k)  Assignments...........................................................18
   (l)  Expenses..............................................................19
   (m)  Construction..........................................................19
   (n)    Remedies............................................................19

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                               PURCHASE AGREEMENT

        This Purchase Agreement (this "Agreement") is entered into as of January 4, 2002, among Big Bend Holdings LLC, a Delaware limited liability company ("Big Bend"), Contran Insurance Holdings, Inc., a Delaware corporation ("Contran Insurance," and collectively with Big Bend, the "Sellers"), and Kronos, Inc., a Delaware corporation ("Purchaser").

                                    Recitals

        A. EWI RE, Inc., a New York corporation ("EWI Inc."), has issued and outstanding 900 shares of common stock, par value $1.00 per share (the "Common Stock").

        B. Big Bend is the record owner of 520 shares of Common Stock and a 57.8% membership interest (a "Membership Interest") in EWI RE, Ltd., a Nevada limited liability company ("EWI Ltd." and collectively with EWI Inc., the "Companies").

        C. Contran Insurance is the record owner of 380 shares of Common Stock and a 42.2% Membership Interest.

        D. The Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to the Purchaser, all of the outstanding shares of Common Stock and Membership Interests.

        E. This Agreement is intended to further define the terms and conditions of such purchases and sales of all of the outstanding shares of Common Stock and the Membership Interests.

                                    Agreement

        NOW THEREFORE, in consideration of the premises and the mutual promises and covenants below, the parties agree as follows:

        Section 1. Defined Terms. The following terms will have the definitions set forth below:

        "Action" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, or proceeding.

        "Affiliate" or "Affiliated" with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For this definition, "control" (and its derivatives) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting Equity Interests, as trustee or executor, by contract or credit arrangements or otherwise.

        "Agreement" is defined in the preamble to this Agreement.

        "Balance Sheet Date" is defined in Section 7(g)(ii).

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        "Big Bend" is defined in the preamble to this Agreement.

        "Big Bend Equity Interests" is defined in Section 2.

        "Claim Notice" is defined in Section 8(e).

        "Closing" is defined in Section 4(a).

        "Closing Date" is defined in Section 4(a).

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commitments" means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other contracts that could require a Person to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person or owned by a Person; (c) statutory pre-emptive rights or pre-emptive rights granted under a Person's Organizational Documents; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

        "Common Stock" is defined in the recitals to this Agreement.

        "Companies" is defined in the recitals to this Agreement.

        "Companies' Financial Statements" is defined in Section 7(g).

        "Contran Insurance" is defined in the preamble to this Agreement.

        "Contran Insurance Equity Interests" is defined in Section 2.

        "Damages" is defined in Section 8(a).

        "Environmental, Health, and Safety Requirements" means all orders and laws enacted by any Governmental Body concerning or relating to public health and safety, worker/occupational health and safety, and pollution or protection of the environment, including those relating to the presence, use, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, processing, discharge, release, control, or other action or failure to act involving cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation, each as amended and as now in effect.

        "Equity Interest" means (a) with respect to a corporation, any and all shares of capital stock, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership/limited liability company interests, and (c) any other direct equity ownership or participation in a Person.

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        "ERISA" means the Employee  Retirement  Income  Security Act of 1974, as
amended.

        "ERISA Affiliate" means each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with either Company within the meaning of Sections 414(b), (c) or
(m) of the Code, or required to be aggregated with either Company under Section 414(o) of the Code, or is under "common control" with either Company, within the meaning of Section 4001(a)(14) of ERISA.

        "EWI Inc." is defined in the recitals to this Agreement.

        "EWI Ltd." is defined in the recitals to this Agreement.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "Governmental Body" means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

        "Indemnification Claim" is defined in Section 8(d)(i).

        "Indemnified Parties" means, individually and as a group, the Purchaser Indemnified Parties and the Seller Indemnified Parties.

        "Indemnitor" means any party having any liability to any Indemnified Party under this Agreement.

        "Interim Financial Statements" is defined in Section 7(g)(ii).

        "Knowledge" means with respect to (a) the Sellers, the actual conscious knowledge of the following individuals with no investigation other than performing their duties in the Ordinary Course of Business: Lisa S. Epstein and officers of Contran Insurance and (b) the Purchaser, the actual conscious knowledge of its executive officers.

        "Material Adverse Change (or Effect)" means a change (or effect) in the condition (financial or otherwise), in the properties, assets, liabilities, rights, obligations, operations, business, or prospects of the Companies on a combined basis which change (or effect), individually or in the aggregate, could reasonably be expected to be materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, or business of the Companies on a combined basis.

        "Membership Interest" is defined in the recitals to this Agreement.

        "Most Recent Year End" is defined in Section 7(g)(i).

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        "Operating  Agreement"  means the First  Amended and Restated  Operating
Agreement effective April 6, 1998 among EWI Ltd.'s members and EWI Ltd.

        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency) of the relevant Person and its subsidiaries.

        "Organizational   Documents"  means,  as  applicable,  the  articles  of
incorporation, certificate of incorporation, charter, bylaws, articles of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

        "Purchase Price" is defined in Section 3.

        "Purchaser" is defined in the preamble to this Agreement.

        "Purchaser Indemnified Parties" is defined in Section 8(c).

        "Securities Act" means the Securities Act of 1933, as amended.

        "Sellers" is defined in the preamble to this Agreement.

        "Shareholders'   Agreement"   means  the  Second  Amended  and  Restated
Shareholders' Agreement effective April 6, 1998 among EWI Inc.'s shareholders and EWI Inc.

        "Seller Indemnified Parties" is defined in Section 8(b).

        "Threshold Amount" is defined in Section 8(f)(ii).

        Section 2. Agreement to Sell and Purchase. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase concurrently 520 shares of Common Stock and a 57.8% Membership Interest from Big Bend (collectively, the "Big Bend Equity Interests") and 380 shares of Common Stock and a 42.2% Membership Interest from Contran Insurance (collectively, the "Contran Insurance Equity Interests").

        Section 3. Purchase Price. The Purchaser shall purchase the Big Bend Equity Interests for an aggregate cash purchase price of $5,202,000.00 and the Contran Insurance Equity Interests for an aggregate cash purchase price of $3,798,000.00, respectively (collectively, the "Purchase Price"). In each instance the Purchaser shall pay the Purchase Price by wire transfer to an account designated in writing by the respective Seller.

        Section 4. The Closing.

                (a) Time and Place. The closing for the sale and purchase of the Big Bend Equity Interests and the Contran Insurance Equity Interests (the "Closing") shall take place on January 4, 2002, at Three Lincoln Centre, 5430 LBJ Freeway Suite 1700, Dallas, Texas 75240-2697 or such other date or place as the parties may mutually determine (the "Closing Date").

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                (b) Obligations of Sellers at the Closing. At the Closing,  each of the Sellers shall deliver or cause to be delivered the following:

                        (i) a validly issued stock certificate registered in the
                name of the Seller and representing the shares of Common Stock to be sold by the Seller pursuant to this Agreement accompanied by an assignment separate from certificate duly endorsing such shares over to the Purchaser;

                        (ii) a validly issued membership  certificate registered
                in the name of the Seller and representing the Membership Interest to be sold by the Seller pursuant to this Agreement accompanied by an assignment separate from certificate duly endorsing the such Membership Interests over to the Purchaser; and

                        (iii) certified resolutions of the shareholders or members, as applicable, authorizing such Seller to enter into this Agreement, to consummate the transactions contemplated by this Agreement, and to perform its obligations at the Closing.

                (c) Obligation of the Purchaser at the Closing. At the Closing, the Purchaser shall deliver or cause to be delivered the following:

                        (i) by wire transfer on behalf of Big Bend as follows:

                            (A) $466,906.06 to EWI Ltd. representing payment in full of principal and interest on outstanding loans by EWI Ltd. to Big Bend, plus interest at a rate of $51.64 per day subsequent to January 4, 2002;

                            (B) An amount equal to $5,202,000 less the amount required to repay the loan by EWI Ltd. to Big Bend as set forth above, to be wired to the account of Big Bend;

                        (ii)  by  wire   transfer,   $3,798,000.00   to  Contran
                Insurance's designated account; and

                        (iii) certified resolutions of the board of directors, authorizing the Purchaser to enter into this Agreement, to consummate the transactions contemplated by this Agreement, and to perform its obligations at the Closing.

        Section 5. Representations and Warranties of the Sellers. Each Seller represents and warrants as of the Closing Date as follows.

                (a) Status. Such Seller is an entity duly created, formed or organized, validly existing and in good standing under the laws of the state of its incorporation or formation. There is no pending or threatened Action (or basis therefor) for the dissolution, liquidation or rehabilitation of such Seller.

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                (b)  Authorization.  Such  Seller  has all  necessary  power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All actions required to be taken by or on behalf of it to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and properly taken. This Agreement, when duly executed and delivered by such Seller, constitutes such Seller's lawful, valid and binding obligation, enforceable against such Seller in accordance with their terms.

                (c) No Violation. The execution and delivery of this Agreement and the consummation by such Seller of the transactions contemplated hereby, are not prohibited by, do not violate or conflict with any provision of, and do not result in a default under (i) such Seller's Organizational Documents, (ii) any material contract, agreement or other instrument to which it is a party or by which it is bound, (iii) any order, writ, injunction, decree or judgment of any court or Governmental Body applicable to it, or (iv) any law, rule or regulation applicable to it; except in each case for such prohibitions, violations, conflicts or defaults of or with respect to any item described in clauses (ii), (iii) or (iv) that would not have a Material Adverse Effect.

                (d) Ownership. Such Seller holds of record and owns the number of shares of Common Stock and the Membership Interests set forth in the recitals to this Agreement, free and clear of any encumbrances (other than restrictions under the Securities Act and state securities laws). Such Seller is not a party to any contract that could require it to sell, transfer, or otherwise dispose of any of its Common Stock or its Membership Interests (other than this Agreement, the Shareholders' Agreement and the Operating Agreement), or any other contract with respect to any capital stock of or other interest in either Company. Such Seller's delivery of its shares of Common Stock and its Membership Interests at the Closing will transfer to the Purchaser good and marketable title to such shares and Membership Interest free and clear of all liens, claims and encumbrances whatsoever.

                (e) Brokers' Fees. Such Seller has no liability to pay any compensation to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable.

        Section  6.  Representations  and  Warranties  of  the  Purchaser.   The
Purchaser represents and warrants to each of the Sellers as of the Closing Date as follows.

                (a) Status. The Purchaser is an entity duly created, formed or organized, validly existing and in good standing under the laws of the state of its incorporation or formation. There is no pending or threatened Action (or basis therefor) for the dissolution, liquidation or rehabilitation of the Purchaser.

                (b) Authorization. The Purchaser has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions

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

        contemplated hereby. All actions required to be taken by or on behalf of it to authorize the execution, delivery and performance of this Agreement and the transactions contemplated thereby have been duly and properly taken. This Agreement, when duly executed and delivered by the Purchaser, constitutes the Purchaser's lawful, valid and binding obligations, enforceable against the Purchaser in accordance with their terms.

                (c) No Violation. The execution and delivery of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby, are not prohibited by, do not violate or conflict with any provision of, and do not result in a default under (i) the Purchaser's Organizational Documents, (ii) any material contract, agreement or other instrument to which the Purchaser is a party or by which the Purchaser is bound, (iii) any order, writ, injunction, decree or judgment of any court or Governmental Body applicable to the Purchaser, or (iv) any law, rule or regulation applicable to the Purchaser; except in each case for such prohibitions, violations, conflicts or defaults of or with respect to any item described in clauses (ii), (iii) or (iv) that would not have a material adverse effect on the Purchaser's ability to perform its obligations under this Agreement.

                (d) Brokers' Fees. The Purchaser has no liability to pay any compensation to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which either Seller could become liable.

                (e) Company Review. The Purchaser:

                        (i) has such experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Big Bend Equity Interests and Contran Insurance Equity Interests contemplated hereby, and that the Purchaser is able to bear the economic risk of such investment indefinitely.

                        (ii) has (A) had the opportunity to meet with representative officers and other representatives of each Company to discuss its business, assets, liabilities, financial condition, cash flow, and operations, and (B) received all materials, documents and other information that it deems necessary or advisable to evaluate the Big Bend Equity Interests and Contran Insurance Equity Interests and the transactions contemplated hereby.

                        (iii) has made its own independent examination, investigation, analysis and evaluation of the Big Bend Equity Interests and Contran Insurance Equity Interests, including its own estimate of their value.

                        (iv) has  undertaken  such due  diligence  (including  a
                review of the Companies' assets, properties, liabilities, books, records and contracts) as it deems adequate, including that described above.

                      Nothing in this Section 6(e) will  preclude the  Purchaser from relying on the representations, warranties, covenants, and agreements of the Sellers herein or from pursuing their remedies with respect to a breach thereof.

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        Section 7. Representations and Warranties Concerning the Companies. Each
Seller represents and warrants as of the Closing Date as follows:

                (a) Status. Each Company is an entity duly created, formed or organized, validly existing and in good standing under the laws of the state of its incorporation or formation. There is no pending or threatened Action (or basis therefor) for the dissolution, liquidation or rehabilitation of such Company.

                (b) No Violation. The execution and delivery of this Agreement are not prohibited by, do not violate or conflict with any provision of, and do not result in a default under (i) the Company's Organizational Documents, (ii) any material contract, agreement or other instrument to which such Company is a party or by which it is bound, (iii) any order, writ, injunction, decree or judgment of any court or Governmental Body applicable to such Company, or (iv) any law, rule or regulation applicable to it; except in each case for such prohibitions, violations, conflicts or defaults of or with respect to any item described in clauses (ii), (iii) or (iv) that would not have a Material Adverse Effect.

                (c) Brokers' Fees. Neither Company has any liability to pay any compensation to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which such Company could become liable.

                (d) Capitalization.

                        (i) EWI Inc.'s  authorized  Equity Interests  consist of
                20,000 shares of Common Stock, of which 900 shares are issued and outstanding and 100 shares are held in treasury. All of the EWI Inc.'s issued and outstanding shares: (A) have been duly authorized and are validly issued, fully paid, and nonassessable, (B) were issued in compliance with all applicable New York and federal securities laws, (C) were not issued in breach of any Commitments, and (D) are held of record and owned beneficially by the Sellers. EWI Inc. has no Commitments outstanding and has no obligation to issue any Commitments. No additional Commitments will arise in connection with the transactions contemplated by this Agreement. Other than as provided in the Shareholders' Agreement, there are no contracts with respect to the voting or transfer of the EWI Inc.'s Equity Interests. EWI Inc. is not obligated to redeem or otherwise acquire any of its outstanding Equity Interests.

                        (ii) All of the EWI Ltd.'s issued and outstanding Membership Interests: (A) have been duly authorized and are validly issued, fully paid, and nonassessable, (B) were issued in compliance with all applicable Nevada and federal securities laws, (C) were not issued in breach of any Commitments, and (D) are held of record and owned beneficially by the Sellers. EWI Ltd. has no Commitments outstanding and has no obligation to issue any Commitments. No additional Commitments will arise in connection with the transactions contemplated by this Agreement. Other than as provided in the Operating Agreement, there are no contracts with respect to the voting or transfer of the EWI Ltd.'s Membership Interests. EWI Ltd. is not obligated to redeem or otherwise acquire any of its outstanding Membership Interests.

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                (e)  Records.  The  copies  of  the  Companies'   Organizational
        Documents that were made available to the Purchaser are accurate and complete and reflect all amendments made through the date hereof. The Companies' minute books and other records made available to the Purchaser for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain an accurate record of all actions of the stockholders, directors, members, managers, or other such representatives of the Companies taken by written consent, at a meeting, or otherwise since formation.

                (f) Company Subsidiaries. Neither Company owns or has ever owned any Equity Interests in any Person.

                (g) Financial Statements. Set forth on Schedule 7(g) are the following financial statements (collectively the "Companies' Financial Statements"):

                        (i) audited  combined  balance  sheets and statements of
                income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 2000 (the "Most Recent Year End") for the Companies; and

                        (ii) unaudited combined statements of income for the ten
                months ended October 31, 2001 (the "Interim Financial Statements") and the respective balance sheets of EWI Inc. and EWI Ltd. as of and for the ten months ended October 31, 2001 (the "Balance Sheet Date") for the Companies.

               The Financial Statements have been prepared on the income tax basis of accounting applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Companies as of such dates and the results of operations of the Companies for such periods on the income tax basis of accounting, are correct and complete, and are consistent with the books and records of the Companies; provided, however, that the Interim Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Since the Balance Sheet Date neither Company has effected any change in any method of accounting or accounting practice.

                (h) Subsequent Events. Since the Balance Sheet Date the Companies have operated in the Ordinary Course of Business and, as of the date hereof, there have been no events, series of events or the lack of occurrence thereof, which singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, since that date, none of the following has occurred:

                        (i) Neither Company has sold,  leased,  transferred,  or
                assigned any assets other than for a fair consideration in the Ordinary Course of Business and sales of assets have not exceeded $25,000 singularly or $50,000 in the aggregate.

                        (ii) Neither Company has entered into any contract (or series of related contracts) either involving more than $50,000 or outside the Ordinary Course of Business.

                        (iii) Neither  Company has made any capital  expenditure
                (or series of related capital expenditures) involving more than $25,000 individually, $50,000 in the aggregate or outside the Ordinary Course of Business.

                        (iv) Neither Company has made any capital investment in,
                any loan to, or any acquisition of the securities or assets of, any other Person involving more than $25,000 singularly, $50,000 in the aggregate or outside the Ordinary Course of Business.

                        (v) Neither Company has issued any note,  bond, or other
                debt security or created, incurred, assumed, or guaranteed any liability for borrowed money or capitalized lease contract either involving more than $25,000 individually or $50,000 in the aggregate.

                        (vi) Neither Company has canceled, compromised,  waived,
                or released any Action (or series of related Actions) either involving more than $50,000 or outside the Ordinary Course of Business.

                        (vii) There has been no change made or  authorized to be
                made to the Organizational Documents of either Company.

                        (viii) Neither Company has issued, sold, or otherwise disposed of any of its Equity Interests.

                        (ix) Neither Company has made any loan to, or entered into any other transaction with, any of its directors, officers, employees, shareholders, managers or members, as applicable.

                        (x) Neither  Company  has paid any  dividend or made any
                distribution, whether in cash, evidence of indebtedness, Equity Interests or other securities or property.

                        (xi) There has not been any other occurrence, event, incident, action, failure to act, or transaction with respect to the Companies outside the Ordinary Course of Business.

                (i) Legal Compliance. The Companies and their respective predecessors and Affiliates have complied with all applicable laws and no Action is pending or, to the Knowledge of the Sellers, threatened (and there is no basis therefor) against it alleging any failure to so comply, in each case that would have a Material Adverse Effect. No material expenditures are, or based on applicable law, will be required of either Company for it and its business and operations to remain in compliance with applicable law.

        (j)     Tax Matters.

                        (i) Each  Company has filed all tax returns  that it was
                required to file. All such tax returns were accurate, correct and complete in all respects and accurately reflect the facts regarding the income, business, assets, operations, activities, status, or other matters of each Company or any other information required to be shown thereon. All taxes each Company owes (whether or not shown on any tax return) have been paid or are being legally contested and any such contest has been expressly disclosed in writing to the Purchaser. Neither Company currently is the beneficiary of any extension of time within which to file any tax return. No Action has ever been initiated or, to the Knowledge of the Sellers, threatened by a Governmental Body in a jurisdiction where a Company does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no encumbrances on any of the assets of either Company that arose in connection with any failure (or alleged failure) to pay any tax.

                        (ii) Each Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owed to any employee, independent contractor, creditor, holder of its Equity Interests, or other third party.

                        (iii) To the Knowledge of the Sellers, there is no threatened assessment of, or any basis for, any additional taxes for any period for which tax returns have been filed. There is no Action concerning any tax liability of a Company either (A) claimed or raised in writing or (B) as to which either Seller has Knowledge.

                        (iv)   Neither   Company   has  waived  any  statute  of
                limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

                        (v) Each  Company has  disclosed  on its tax returns all
                positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code
                Section 6662.

                        (vi) Neither Company is a party to any tax allocation or
                sharing contract.

                (k) Title to and Condition of Assets. The Companies have good and indefeasible title to, or a valid leasehold interest in, all buildings, machinery, equipment, and other tangible assets (i) located on their premises, shown on the Interim Financial Statements, or acquired after the Balance Sheet Date and (ii) necessary for the conduct of their business as currently conducted, in each case free and clear of all encumbrances, except for properties and assets disposed of in the Ordinary Course of Business since the Balance Sheet Date. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition (subject to normal wear and tear), and is suitable for the purposes for which it is currently used.

                (l) Real Property.

                        (i) Neither Company owns or has ever owned any real property.

                        (ii) With  respect to each lease and  sublease  contract
                for all real property leased or subleased to each Company:

                            (A)     the contract is enforceable;

                            (B) the contract will continue to be enforceable on identical terms following the consummation of the transactions contemplated by this Agreement;

                            (C) neither Company is in material breach of such contract, and no event has occurred which, with notice or lapse of time, would constitute a material breach thereunder;

                            (D) no party to the contract has repudiated any provision thereof;

                            (E)     there   are   no   actions,    orders,    or
                                    forbearances in effect as to the contract;

                            (F) neither Company has granted or suffered to exist any encumbrance in the leasehold or subleasehold contract that is filed of record;

                            (G) to the Knowledge of the Sellers, all facilities leased or subleased under the contract have received all permits required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws in all material respects; and

                            (H) all facilities leased or subleased under the contract are supplied with utilities and other services necessary for the operation of such facilities.

                (m) Contracts. Neither Company is a party to :

                        (i) Any contract (or group of related contracts) for the
                lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum other than as specifically disclosed in the Companies' Financial Statements.

                        (ii) Any  contract (or group of related  contracts)  for
                the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services (other than pursuant to reinsurance contracts and brokerage sharing agreements), the performance of which will extend over a period of more than one year, result in a Material Adverse Effect, or involve consideration in excess of $100,000.

                        (iii)  Any  contract   concerning  a  limited  liability
                company, partnership, joint venture or similar arrangement, other than Organizational Documents of such Company.

                        (iv) Any contract (or group of related  contracts) under
                which it has created, incurred, assumed, or guaranteed any liability for borrowed money or any capitalized lease in excess of $150,000, or under which it has imposed or suffered to exist an encumbrance on any of its assets other than purchase money liens, unrecorded inchoate liens, or as specifically disclosed in the Companies' Financial Statements.

                        (v)   Any   contract   concerning   confidentiality   or
                noncompetition other than with respect to present or past employees of the Companies.

                        (vi) Except as specifically  disclosed in the Companies'
                Financial Statements, any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other similar contract for the benefit of its current or former directors, officers, and employees.

                        (vii) Any contract for the  employment of any individual
                on a full-time, part-time, consulting, or other basis providing annual compensation (excluding any health and welfare benefits and discretionary performance bonuses) in excess of $170,000 per annum or any contract(s), plan(s) or commitment(s) providing severance benefits in the aggregate for any employee of $150,000 or $250,000 in the aggregate for all employees.

                        (viii) Any contract under which it has advanced or loaned any amount to any of its directors or officers or either Seller or Affiliate of either Seller or, outside the Ordinary Course of Business, to its employees that are not Sellers or Affiliates of either Seller, other than as specifically disclosed in the Companies' Financial Statements.

                        (ix)  Any  other  contract  the   performance  of  which
                involves receipt or payment of consideration in excess of $250,000 per annum.

                (n) Insurance. Each Company has been covered during the past five years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

                (o) Litigation. Neither of the Companies (i) is subject to any outstanding order or (ii) is a party, the subject of, or to the Knowledge of the Sellers is threatened to be made a party to or the subject of any Action. No Action questions the enforceability of this Agreement or the transactions contemplated hereby, or could result in any Material Adverse Effect, and the Sellers have no Knowledge that any such Action may be brought or threatened against either Company.

                (p) Labor; Employees. To each Seller's Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with either Company. Neither Company is a party to or bound by any collective bargaining contract, nor has either of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither Company has committed any unfair labor practice (as determined under any law). Neither Seller has any Knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to either Company's employees.

                (q) Employee Benefits. With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is subject to ERISA and which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to, within six years prior to the Closing Date, by either Company or any ERISA Affiliate, (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (ii) no liability to the PBGC has been incurred by either Company or any ERISA Affiliate, which liability has not been satisfied, (iii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (iv) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made. With respect to any kind of employee benefit plan, such plan has been funded and maintained in material compliance with all laws applicable thereto and the requirements of such plan's governing documents.

                (r) Environmental, Health, and Safety Matters. To the Knowledge of the Sellers, (i) each Company is in material compliance with all Environmental, Health and Safety Requirements in connection with owning, using, maintaining, or operating its business or assets; (ii) each location at which either Company operates, or has operated, its business is in compliance with all Environmental, Health and Safety Requirements; and (iii) there are no pending, or any threatened allegations by any Person that either Company's properties or assets is not, or that its business has not been conducted, in compliance with all Environmental, Health and Safety Requirements.

                (s) Customers. The Companies have not received any notice of termination of the broker of record designation or brokerage sharing arrangements or an intention to terminate such relationships with the Companies from any customer, the effect of which would be to cause the Companies to achieve combined revenues below $3.4 million for the calendar year 2001 as reflected in the Companies' combined budget previously provided to Purchaser.

                (t) Permits. The Companies possess all material permits required for their businesses and operations. With respect to each such permit:

                        (i) it is  valid,  subsisting  and  in  full  force  and
                effect;

                        (ii) there are no  material  violations  of such  permit
                that would result in a termination of such permit;

                        (iii) neither  Company has received  written notice that
                such permit will not be renewed; and

                        (iv) the  transactions  contemplated  by this  Agreement
                will not adversely affect the validity of such permit or cause a cancellation of or otherwise adversely affect such permit.

                (u) Foreign Corrupt Practices Act Compliance. Neither Seller nor either Company has, directly or indirectly, in connection with the Companies' businesses, made or agreed to make any payment to any Person connected with or related to any Governmental Body, except payments or contributions required or allowed by applicable law. The internal accounting controls and procedures of the Companies are sufficient to cause the Companies to comply with the Foreign Corrupt Practices Act.

        Section 8. Indemnification.

               (a)   Survival   of   Representations   and   Warranties.    Each
        representation and warranty contained in this Agreement and any certificate related to such representations and warranties will survive the Closing and continue in full force and effect for a period of one year thereafter, except with respect to representations and warranties contained in Section 7 (j), which Section 7(j) representations and warranties shall survive the closing and continue in full force and effect for the applicable statute of limitations. The Purchaser on the one hand, and the Sellers jointly and severally on the other, will be liable for all damages, losses, liabilities, payments, amounts paid in settlement, obligations, fines, penalties, and other costs (including reasonable and necessary fees and expenses of outside attorneys, accountants and other professional advisors and of expert witnesses) and other costs of litigation in connection with any Action (collectively "Damages") resulting from any breaches thereof.

                (b) Indemnification Provisions for the Purchaser's Benefit. The Sellers will, on a joint and several basis, indemnify and hold the Purchaser and its officers, directors, managers, employees, agents, representatives, controlling Persons, and stockholders (collectively, the "Seller Indemnified Parties"), harmless from and pay any and all Damages, directly or indirectly, resulting from, relating to, arising out of, or attributable to any one of the following:

                        (i) Any breach of any  representation or warranty either
                Seller has made in this Agreement as if such representation or warranty were made on and as of the Closing Date.

                        (ii) Any breach by either  Seller of any  obligation  of
                either Seller in this Agreement.

                        (iii) Any and all taxes that may be imposed on or assessed on either of the Companies or the assets thereof with respect to all taxable periods ending on or prior to the closing date.

                (c) Indemnification Provisions for the Sellers' Benefit. The Purchaser will indemnify and hold the Sellers and their officers, directors, managers, employees, agents, representatives, controlling Persons, stockholders, members and Affiliates (other than Purchaser and its subsidiaries), as applicable (collectively, the "Purchaser Indemnified Parties"), harmless from and pay any and all Damages, directly or indirectly, resulting from, relating to, arising out of, or attributable to any of the following:

                        (i) Any breach of any  representation  or  warranty  the
                Purchaser has made in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Schedules.

                        (ii) Any  breach by the  Purchaser  of any  covenant  or
                obligation of the Purchaser in this Agreement.

                (d) Indemnification Claim Procedures.

                        (i) If any third party  notifies any  Indemnified  Party
                with respect to the commencement of any Action that may give rise to a claim for indemnification against any Indemnitor under this Section 8 (an "Indemnification Claim"), then the Indemnified Party will promptly give notice to the Indemnitor pursuant to Section 8(e).

                        (ii) An  Indemnitor  will  have the right at any time to
                assume and thereafter conduct the defense of the Indemnification Claim with counsel of the Indemnitor's choice reasonably satisfactory to the Indemnified Party; provided, however, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Indemnification Claim without the prior written consent of the Indemnitor (not to be withheld unreasonably).

                        (iii) Unless and until an Indemnitor assumes the defense
                of the Indemnification Claim as provided in Section 8(d)(ii), the Indemnitor may defend against the Indemnification Claim in any manner the Indemnitor reasonably may deem appropriate.

                        (iv) In no event will the  Indemnified  Party consent to
                the entry of any judgment or enter into any settlement with respect to the Indemnification Claim without the prior written consent of the Indemnitor (not to be withheld unreasonably).

                (e) Notice of Claim. A party having Knowledge of an event or condition that may cause such party to be Damaged, which event or condition gives or could give rise to a claim for indemnification under this Section 8, shall promptly notify each other party thereof in writing (a "Claim Notice"). The Claim Notice shall contain a brief description of the nature of the Damages suffered and, if practicable, an aggregate dollar value estimate of the Damages suffered. Failure to provide a Claim Notice with respect to such an event or condition within the applicable survival period in Section 8(a) will constitute a waiver of any such claim.

                (f) Limitations on Indemnification Liability. Any claims made by any Indemnified Party under this Section 8 will be limited as follows:

                        (i) Sellers' aggregate  liability for Damages under this
                Agreement related to breaches of the representations, warranties, and covenants herein will not exceed an amount equal to $1,000,000, except with respect to breaches of representations and warranties contained in Section 7(j) and except with respect to Section 8(b)(iii) herein where Seller's aggregate liability for Damages under this Agreement shall be without limit.

                        (ii) No  party  will  have  any  liability  for  Damages
                related to breaches of the representations, warranties, and covenants in this Agreement unless and until the aggregate Damages claimed under Section 8(e) exceeds $50,000 (the "Threshold Amount"); provided, however, once such amount exceeds the Threshold Amount, the Indemnified Party will be entitled to recover all amounts to which it is entitled relating back to the first dollar of Damages, without regard to the Threshold Amount.

                        (iii) The amount required to be paid for Damages will be
                reduced to the extent of (A) any amounts an Indemnified Party actually receives pursuant to the terms of the insurance policies (if any) covering such Indemnification Claim (and the Indemnified Party shall use all reasonable efforts to effect any such recovery) and (B) any income tax benefit actually realized by the Indemnified Party related to such Indemnification Claim.

                        (iv) All indemnification  obligations under this Section
                8 will be limited to actual Damages and will exclude incidental, consequential, lost profits, indirect, punitive, or exemplary Damages.

                (g) Other Indemnification Provisions.

                        (i) This  Section  8  contains  the  sole and  exclusive
                remedy for any claim against the Purchaser or either Seller with respect to claims under this Agreement after the Closing.

                        (ii) A claim for any matter not  involving a third party
                may be asserted by notice to the party from whom indemnification is sought.

        Section 9. Miscellaneous.

                (a) Transfer Taxes. Each Seller and Purchaser agrees to each pay one-third of any transfer tax applicable to the transfer of its respective shares of Common Stock and Membership Interests hereunder.

                (b) Binding Effect, Benefits. This Agreement shall inure to the benefit of the parties and shall be binding upon the parties and their respective heirs, successors and permitted assigns.

                (c) Notices. All notices and other communications that are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by confirmed telecopy or upon receipt after dispatch by overnight courier or by certified or registered mail, postage prepaid, to the party to whom the notice is given. Notices shall be given to the addresses appearing below such party's signature to this Agreement or to such other address as such party may designate by giving notice to the other parties to this Agreement.

                (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, among the parties with respect to its subject matter and may not be amended, modified or terminated unless done so in a written instrument executed by the party or parties sought to be bound.

                (e) Headings. The captions used in this Agreement are for the convenience of the parties and shall not affect the interpretation of this Agreement.

                (f) Attorneys' Fees. If any suit or action is instituted relating to this Agreement, the prevailing party (the finality of which is not reasonably contested) shall be awarded all reasonable attorney fees incurred at trial and on any appeal.

                (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Texas.

                (h)  Severability.  The  invalidity  of all or any  part  of any section if this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                (i) Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and delivered by the parties hereto, the parties hereto shall perform, execute and deliver or cause to be performed, executed and delivered at the Closing or thereafter any and all further acts, deeds and assurances as may reasonably be required to consummate or evidence the consummation of the transactions contemplated herein.

                (j) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                (k) Assignments. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each other party; provided, however, that the Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Purchaser nonetheless will remain responsible for the performance of all of its obligations hereunder).

                (l) Expenses. Except as otherwise expressly provided in this Agreement, each party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Sellers agree that neither Company has borne or will bear any costs and expenses (including any legal fees and expenses of either Seller) in connection with this Agreement or any of the transactions contemplated hereby.

                (m) Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise, words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

                (n) Remedies. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations, or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                        PURCHASER:  KRONOS, INC.



                        By:/s/ Robert D. Hardy

                           Name: Robert D. Hardy

                           Title:   Vice President & Assistant Treasurer

                        By: THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF NL INDUSTRIES, INC. ESTABLISHED BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS AS OF AUGUST 2, 2001 TO APPROVE, IF APPROPRIATE, THE ACQUISITION OF THE EQUITY INTERESTS OF EWI RE, INC. AND EWI RE, LTD.


                        By:/s/ Kenneth R. Peak
                           -------------------
                                  Kenneth R. Peak, Chairman

                        Address:     Two Greenspoint Plaza
                                     Suite 1200
                                     16825 Northchase Drive
                                     Houston, Texas 77060
                                     FAX: 281.423.3216


                        BIG BEND HOLDINGS LLC



                        By:/s/ Lisa A. Epstein
                                  Lisa Simmons Epstein, Sole Member

                        Address:     Three Lincoln Centre
                                     5430 LBJ Freeway, Suite 1700
                                     Dallas, Texas 75240
                                     FAX: 972.448.1445

                        CONTRAN INSURANCE HOLDINGS, INC.




                        By:/s/ Bobby D. O'Brien
                           --------------------
                                  Bobby D. O'Brien, Vice President

                        Address:     Three Lincoln Centre
                                     5430 LBJ Freeway, Suite 1700
                                     Dallas, Texas 75240
                                     FAX: 972.448.1445